Exhibit 99.3

Rexford Industrial Acquires Additional Industrial Property in

North Orange County, California

Los Angeles – November 11, 2013 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE:REXR), a real estate investment trust focused on owning and operating industrial properties located in Southern California infill markets, today announced that it has acquired The Park, an industrial business park located in Anaheim, California, for $10.6 million.

“We are excited to announce the completion of a second acquisition in the month of November, further expanding our presence in North Orange County.” said Howard Schwimmer, Co-Chief Executive Officer of the Company. “The property was acquired by us in an off-market transaction, facilitating the dissolution of a partnership due to a generational change in ownership and demonstrating our unique sourcing capabilities. The Park is well located within Rexford Industrial’s target Southern California infill market, and we expect to achieve significant upside through additional lease up and rent growth as we reposition this property though our established operating strategies.”

Rexford Industrial funded the $10.6 million acquisition in part by assuming a $3.3 million first mortgage loan secured by the business park. The mortgage loan accrues interest at a fixed rate of 5.1% and matures in 2031. Rexford Industrial funded the remaining $7.3 million purchase price with proceeds from its existing line of credit.

The Park is located adjacent to the Interstate 5 freeway, at the intersection of 1100-1170 Gilbert St. and 2353-2373 La Palma Ave in Anaheim, California, and consists of six multi-tenant buildings, with a total of 120,313 square feet. The buildings are situated on 6.9 acres of land, and was 85% occupied at the time of acquisition.

About Rexford Industrial

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 63 properties with approximately 6.9 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus for its recently completed initial public offering and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:

Investor Relations:

Stephen Swett

424 256 2153 ext 401

investorrelations@rexfordindustrial.com